UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2006

Albertson's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6187	82-0184434
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 Parkcenter Blvd, PO Box 20, Boise, Idaho		83726
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	208-395-6200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

LTIP. On March 15, 2006, the Management Development / Compensation Committee (the "Committee") of the Board of Directors of Albertson’s, Inc. (the "Company") approved award opportunities under the Albertsons Long-Term Incentive Plan (the "LTIP") for the three-year plan cycle commencing in 2006. The LTIP was approved by the Company’s shareholders at the annual meeting in 2003. All Company officers will be eligible to participate in the LTIP. Awards under the LTIP will be determined by the Company’s level of achievement relative to financial targets. For the cycle approved on March 15, 2006, awards will be based on 2006 – 2008 cumulative earnings per share ("EPS") and average return on invested capital results ("ROIC"). Earned awards under the LTIP will be paid in cash. Awards may range from 0% to 200% of the participant’s target bonus, depending on the level of performance.

This summary is only of the performance goals and business criteria required for payment of awards under the Company’s LTIP. For full details of the LTIP, please see the plan document, at Exhibit 10.47 of the Company’s Form 10-Q for the quarter ended May 1, 2003.

Bonus Program. Also on March 15, 2006, the Committee approved the fiscal 2006 Albertson’s, Inc. Executive Officers’ Annual Incentive Compensation Plan (the "Executive Officer Plan"). The Executive Officer Plan was approved by the Company’s shareholders at the 2002 annual meeting. The design of the executive officer bonus program is identical to that established in prior years. The Company’s CEO and four other most highly compensated executive officers during fiscal 2006 will be eligible to receive incentive awards under the Executive Officer Plan. No annual bonuses under the plan will be paid unless the Company has positive "consolidated earnings" (as defined in the plan) for fiscal 2006. The maximum amount of bonuses that may be paid to all plan participants in the aggregate will be an amount equal to 1.0% of consolidated earnings for 2006, which constitutes the "Annual Pool" for 2006. The maximum annual bonus that may be payable under the plan to the CEO, each of the next two most highly compensated participants and each of the other two participants is limited to 30%, 20% and 15%, respectively, of the Annual Pool for the applicable bonus year. The Committee has negative discretion to reduce the amount of, or to eliminate, any bonus that would otherwise be payable under the Executive Officer Plan. In exercising this discretion, the Committee may utilize the performance factors of EPS, sales and ROIC or other factors as deemed appropriate by the Committee.

This summary is only of the performance goals and business criteria required for payment of awards under the Company’s Executive Officer Plan for 2006. For full details of the bonus program as it relates to the Company’s CEO and other four most highly compensated executive officers, please see the Executive Officer Plan, at Exhibit 10.42 of the Company’s Form 10-Q for the quarter ended May 2, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertson's, Inc.

March 17, 2006	By:	John R. Sims

Name: John R. Sims
Title: Executive Vice President & General Counsel